                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 31, 1996 (except for Note 1, as to which the date is May 16, 1996 and Note 16, as to which the date is February 14,
1996), with respect to the consolidated financial statements and schedules of American States Financial Corporation included in the Registration Statement on Form S-1 and related Prospectus of American States Financial Corporation for the registration of 10,000,000 shares of its common stock.


Indianapolis, Indiana

May 17, 1996



                                          ERNST & YOUNG LLP



                                          /s/ ERNST & YOUNG LLP